Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

      We hereby consent to the use in this Registration Statement on Form S-2 of our report dated April 2, 2004 relating to the financial statements and financial statement schedule of Lakeland Industries, Inc., which appears in such Registration Statement. We also consent to the references to us under the headings “Experts”, “Summary Consolidated Financial Data” and “Selected Consolidated Financial Data” in such Registration Statement.

/s/ PRICEWATERHOUSECOOPERS LLP

Melville, New York
May 27, 2004